UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 224-1000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Organovo Holdings, Inc. (the “Company”) announced today that Richard Heyman, Ph.D. notified the Company of his intention to retire from his position as a member of the Board of Directors at the end of his three-year term, which is set to expire at the Company’s 2016 Annual Meeting of Stockholders scheduled to be held on August 17, 2016.  Dr. Heyman informed the Board that he planned to retire to allow him to spend more time pursuing his duties with the private biotechnology companies he recently formed, and not as the result of any disagreement with the Company on any matter related to its operations, policies or practices.  Dr. Heyman will also be retiring from his service as Chairman of the Company’s Science and Technology Committee and as a member of the Company’s Compensation and Audit Committees.  The Company has engaged a third-party director search firm and is actively seeking a candidate to replace Dr. Heyman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: July 8, 2016	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President